SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               August 14, 2001
                               Date of Report
                      (Date of Earliest Event Reported)

                             SALESREPCENTRAL.COM
           (Exact Name of Registrant as Specified in its Charter)

                          8930 E. Raintree Dr. #100
                            Scottsdale, AZ 85260
                  (Address of principal executive offices)

                               (480) 922-8477
                        Registrant's telephone number

                          VAN AMERICAN CAPITAL, LTD
                        2635 Camino Del Rio So., #211
                            San Diego, CA  92109
                      (Former name and former address)

     Nevada                        0-25275               91-1918742
     (State or other               (Commission           (I.R.S. Employer
     jurisdiction                  File Number)          Identification No.)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Under the terms and conditions of the Agreement and Plan of Merger executed on August 14, 2001, a copy of which is attached, upon approval of the stockholders of the Company, there will be a change in control of the registrant.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP
Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.     OTHER EVENTS
On August 14, 2001 SalesRepCentral.com, Inc. executed an Agreement and Plan of Merger ("Agreement") with Interactive Motorsport Inc., a Delaware corporation ("Interactive"), wherein Interactive will merge with SalesRep Subsidiary Corp. and become a wholly owned subsidiary of SalesRepCentral. A copy of the Agreement is attached to this filing. The merger is subject to a stockholders' vote and customary terms and conditions for a transaction of this type.

Pursuant to the Agreement, Ralph Massetti, sole officer and director of SalesRepCentral, shall exchange 8,898,320 common and 14,525 preferred shares held by him for 100% of Central Solutions, Inc. ("CSI"), a wholly owned subsidiary of SalesRepCentral. As part of the Merger, CSI will acquire all of the assets and assume all liabilities of SalesRepCentral. Additionally, SalesRepCentral will authorize a 1 for 6 reverse stock split (ie-current SREP stockholders will receive 1 share for every 6 shares they currently hold). Following the reverse split, SalesRepCentral will issue 7,703,934 shares of its 144 restricted common stock and assume all outstanding warrants and options of Interactive in exchange for 100% of Interactive's outstanding common stock.

The transaction, upon approval by the stockholders of SalesRepCentral, will cause a change in control of SalesRepCentral.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS

Not applicable.

ITEM 8.     CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS
10   Agreement and Plan of Merger dated August 14, 2001 (attached)

99          Press Release August 16, 2001 (attached)

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SALESREPCENTRAL.COM, INC.

                                              By/s/Ralph Massetti
                                              President, ChiefExecutive Officer

August 16, 2001
Date

                  ACQUISITION AGREEMENT AND PLAN OF MERGER

                         DATED AS OF AUGUST 14, 2001

                                   BETWEEN

                          SALESREPCENTRAL.COM, INC.

                                     AND

                         INTERACTIVE MOTORSPORT INC.

                              TABLE OF CONTENTS


ARTICLE 1. The Merger                                                 3
  Section 1.1.                                        The Merger      3
  Section 1.2.                                    Effective Time      4
  Section 1.3.                             Closing of the Merger      4
  Section 1.4.                            Effects of the Merger       4
  Section 1.5.                  Board of Directors and Officers       4
  Section 1.6.                              Conversion of Shares      4
  Section 1.7.                          Exchange of Certificates      5
  Section 1.8.                Conversion of Options and Warrants      6
  Section 1.9.        Taking of Necessary Action; Further Action      6
  Section 1.10                                 Cash Availability      6

ARTICLE 2. Representations and Warranties of SalesRep                 6
  Section 2.1.                     Organization and Qualification     6
  Section 2.2.                         Capitalization of SalesRep     6
  Section 2.3.Authority Relative to this Agreement; Recommendation.   7
  Section 2.4.                  SEC Reports; Financial Statements     7
  Section 2.5.                               Information Supplied     8
  Section 2.6.              Consents and Approvals; No Violations     8
  Section 2.7.                                         No Default     8
  Section 2.8.     No Undisclosed Liabilities; Absence of Changes     8
  Section 2.9.                                         Litigation     9
  Section 2.10.                    Compliance with Applicable Law     9
  Section 2.11.             Employee Benefit Plans; Labor Matters     9
  Section 2.12.                Environmental Laws and Regulations     10
  Section 2.13.                                       Tax Matters     10
  Section 2.14.                                 Title To Property     11
  Section 2.15.                             Intellectual Property     11
  Section 2.16.                                         Insurance     11
  Section 2.17.                                     Vote Required     11
  Section 2.18.                                     Tax Treatment     11
  Section 2.19.                                        Affiliates     11
  Section 2.20.                        Certain Business Practices     11
  Section 2.21.                                 Insider Interests     12
  Section 2.22.                      Opinion of Financial Adviser     12
  Section 2.23.                                           Brokers     12
  Section 2.24.                                        Disclosure     12
  Section 2.25.                            No Existing Discussion     12
  Section 2.26.                                Material Contracts     12

ARTICLE 3. Representations and Warranties of Interactive.             12
  Section 3.1.                     Organization and Qualification     13
  Section 3.2.                      Capitalization of Interactive     13
  Section 3.3.Authority Relative to this Agreement; Recommendation    14
  Section 3.4.                  SEC Reports; Financial Statements     14
  Section 3.5.                               Information Supplied     14
  Section 3.6.              Consents and Approvals; No Violations     14
  Section 3.7.                                         No Default     14
  Section 3.8      No Undisclosed Liabilities; Absence of Changes     15
  Section 3.9.                                         Litigation     15
  Section 3.10.                    Compliance with Applicable Law     15
  Section 3.11.             Employee Benefit Plans; Labor Matters     15
  Section 3.12.                Environmental Laws and Regulations     16

  Section 3.13.                                       Tax Matters     17
  Section 3.14.                                 Title to Property     17
  Section 3.15.                             Intellectual Property     17
  Section 3.16.                                         Insurance     17
  Section 3.17.                                     Vote Required     17
  Section 3.18.                                     Tax Treatment     17
  Section 3.19.                                        Affiliates     18
  Section 3.20.                        Certain Business Practices     18
  Section 3.21.                                 Insider Interests     18
  Section 3.22.                      Opinion of Financial Adviser     18
  Section 3.23.                                           Brokers     18
  Section 3.24.                                        Disclosure     18
  Section 3.25.                           No Existing Discussions     18
  Section 3.26.                                Material Contracts     18

ARTICLE 4. Covenants                                                  19
  Section 4.1.                    Conduct of Business of SalesRep     19
  Section 4.2.                 Conduct of Business of Interactive     20
  Section 4.3.         Preparation of 8-K and the Proxy Statement     22
  Section 4.4.                         Other Potential Acquirers      22
  Section 4.5.                          Meetings of Stockholders      22
  Section 4.6.                                    OTC:BB Listing      22
  Section 4.7.                             Access to Information      22
  Section 4.8.        Additional Agreements; Reasonable Efforts.      22
  Section 4.9.Employee Benefits Stock Option and Employee
               Purchase Plan                                          23
  Section 4.10.                             Public Announcements      23
  Section 4.11.                                  Indemnification      23
  Section 4.12.                  Notification of Certain Matters      24

ARTICLE 5. Conditions to Consummation of the Merger                   24
  Section 5.1. Conditions to Each Party's Obligations to
                Effect the Merger                                     24
  Section 5.2.          Conditions to the Obligations of SalesRep     24
  Section 5.3.       Conditions to the Obligations of Interactive     25

ARTICLE 6. Termination; Amendment; Waiver                             26
  Section 6.1.                                        Termination     26
  Section 6.2.                              Effect of Termination     26
  Section 6.3.                                  Fees and Expenses     27
  Section 6.4.                                          Amendment     27
  Section 6.5.                                  Extension; Waiver     27
  Section 6.6.                                        Breakup Fee     27

ARTICLE 7. Miscellaneous                                              27
  Section 7.1.     Non survival of Representations and Warranties     27
  Section 7.2.                       Entire Agreement; Assignment     27
  Section 7.3.                                           Validity     27
  Section 7.4.                                            Notices     28
  Section 7.5.                                      Governing Law     28
  Section 7.6.                               Descriptive Headings     28
  Section 7.7.                                Parties in Interest     28
  Section 7.8.                               Certain Definitions      28
  Section 7.9.                                Personal Liability      29
  Section 7.10.                             Specific Performance      29
  Section 7.11.                                     Counterparts      29

                        AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement"), dated as of August 14, 2001, is by and among SalesRepCentral.com, Inc., a Nevada corporation ("SalesRep"), SalesRep Subsidiary Corp., a Nevada corporation ("SSC"), and Interactive Motorsport Inc., a Delaware corporation ("Interactive").

     Whereas, the Boards of Directors of SalesRep and Interactive each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined below) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;

     Whereas, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     Whereas,    SalesRep   and   Interactive   desire   to   make    certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     Now, therefore, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, SalesRep and Interactive hereby agree as follows:

                                  ARTICLE 1

                                 The Merger

     Section 1.1. The Merger. Prior to the Effective Time (as defined below), SalesRep shall take such action as is necessary to form a new corporation, as a wholly owned subsidiary of SalesRep, SalesRep Subsidiary Corp. ("SSC") as a Nevada corporation. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the state of Nevada (the "NGCL") and the General Corporation Law of the state of Delaware (the "DGCL"), SSC shall be merged with and into Interactive (as defined below) (the ``Merger"). Following the Merger, Interactive shall continue as the surviving corporation (the "Surviving Corporation"), shall continue to be governed by the laws of the jurisdiction of its incorporation or organization and the separate corporate existence of SSC shall cease. Interactive shall continue its existence as a wholly owned subsidiary of SalesRep. Prior to the Effective Time, the parties hereto shall mutually agree as to the name of the Surviving Corporation; however, initially the Surviving Corporation shall be named Interactive Motorsport 1Inc., a Nevada corporation. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code as it relates to the non-cash exchange of stock referenced herein. Concurrent with the Merger of Interactive and SSC, SalesRep will transfer SalesRep's other subsidiary, Central Solutions, Inc., a Nevada corporation, to Ralph Massetti in consideration for Ralph Massetti canceling the shares of stock of SalesRep referenced herein. In addition, Central Solutions, Inc. will indemnify SalesRep for all liabilities of SalesRep assumed by Central Solutions, and will retain the assets of SalesRep, including the $250,000 being paid by Interactive concurrent with the Effective Time. As additional consideration for the transfer of Central Solutions, Inc. to Ralph Massetti, Ralph Massetti will return to SalesRep 8,898,320 shares of common stock of SalesRep and 14,525 shares of Preferred Stock of SalesRep, which shares represent all of the shares of SalesRep currently owned by Ralph Massetti.

     Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger (the "Merger Certificate")
shall be duly executed and acknowledged by each of Interactive, SSC and SalesRep, and thereafter the Merger Certificate reflecting the Merger shall be  delivered  to  the Secretary of State of the State of Nevada  for  filing pursuant  to  the  NGCL and DGLC on the Closing Date (as defined  in  Section
1.3).   The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed by the Secretary of State of the state of Nevada in accordance with the NGCL and the Secretary of State of the state of Delaware in accordance with the DGCL or such later time as the parties may agree upon and set forth in the Merger Certificate (the time at which the Merger becomes effective shall be referred to herein as the "Effective Time").

     Section 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5 (the "Closing Date"), at the offices of Sperry

 Young & Stoecklein,  1850  E.
Flamingo Rd., Suite 111, Las Vegas, Nevada, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers of SSC shall vest in the Surviving Corporation, and all debts, liabilities and duties of SSC shall become the debts, liabilities and duties of the Surviving Corporation. Concurrently, Interactive shall remain a wholly owned subsidiary of SalesRep.

     Section 1.5.   Board of Directors and Officers.

     (a) Board of Directors of SSC. At or prior to the Effective Time, SalesRep agrees to take such action as is necessary (i) to cause the number of directors comprising the full Board of Directors of SSC to be one (1) person and (ii) to cause Ralph Massetti, (the "SalesRep Designee") to be elected as director of SSC.

     (b)   Board  of  Directors of SalesRep.  Subject to  the  provisions  of
Section 5.1(e) below, at or prior to the Effective Time, each of Interactive and SalesRep agrees to take such action as is necessary (i) to cause the number of directors comprising the full Board of Directors of SalesRep to be five (5) persons or such other number as determined by Interactive; (ii) to cause Ralph Massetti to remain on the Board of Directors for a period of one year; and (iii) to cause Joseph Chappell to become Chairman of the Board and, Dominic Chappell, Eddie Johns and Simon Slater, (the "Interactive Designees") to be elected as directors of SalesRep. In addition, majority stockholders of SalesRep prior to the Effective Time shall take all action necessary to cause, to the greatest extent practicable, the Interactive Designees to serve on SalesRep's Board of Directors until the 2002 Annual Meeting. If an Interactive Designee shall decline or be unable to serve as a director prior to the Effective Time, Interactive shall nominate another person to serve in such person's stead, which such person shall be subject to approval of the other party. From and after the Effective Time, and until successors are duly elected or appointed and qualified in accordance with applicable law, Dominic Chappell shall be Chief Executive Officer and President, Eddie Johns shall be Chief Operating Officer, Gavin Macaulay shall be Secretary, and Simon Slater shall be Treasurer of SalesRep.

     (c) Ralph Massetti Board Seat. If, during the 12-month period following the Effective Time of the Merger, (i) Central Solutions, Inc. shall execute a general assignment for the benefit of creditors, or file any petition in bankruptcy or any petition for relief under the provisions of the Federal Bankruptcy Act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of 20 days or more, (ii) a receiver or trustee is appointed to take possession of any property or assets of Central Solutions, Inc., (iii) Central Solutions, Inc. shall otherwise become insolvent, or (iv) if any claims, actions, suits, judgments, or liens are filed or executed against SalesRep after the Effective Time of the Merger for actions or omissions of or by SalesRep, its directors, shareholders, officers, employees or agents occurring prior to the Effective Time of the Merger, Ralph Massetti shall remain on the Board of Directors of SalesRep, solely at the discretion of SalesRep, until such time as any claims arising from any of the above shall have been satisfied; provided, however, that should Ralph Massetti resign as a director of SalesRep prior to such claim being satisfied or resolved, unless otherwise agreed to in writing by the parties, the cap on Ralph Massetti's personal liability pursuant to Section 5.3(c) hereof shall increase from $50,000 to $100,000.

     Section 1.6.   Conversion of Shares.

(a) At the Effective Time, each share of common stock, par value $.01 per share of Interactive (individually an "Interactive Share" and collectively, the "Interactive Shares") issued and outstanding (20,849,617 - See Subparagraph 3.2(a) "Capitalization of Interactive") immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Interactive, SalesRep, SSC or the holder thereof, be converted into and shall become fully paid and nonassessable SalesRep common shares determined by multiplying (i) 20,849,617, by (ii) .3695, the "Exchange Ratio", or 7,703,934 shares to be issued to Interactive. The holder of one or more shares of Interactive common stock shall be entitled to receive in exchange therefor a number of shares of SalesRep Common Stock ("SalesRep Shares") equal to the product of (x) (the number of shares of Interactive held by the Interactive stockholder), times (y) the Exchange Ratio. SalesRep Shares and Interactive Shares are sometimes referred to collectively herein as "Shares." By way of example, the number of shares of Interactive common stock held by a stockholder (100,000) times the Exchange Ratio of .3695 equals 36,950 shares of SalesRep Shares to be issued to the Interactive stockholder holding 100,000 shares.

       (b) At the Effective Time, each Interactive Share held in the treasury of Interactive, by Interactive, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Interactive, SSC or SalesRep be canceled, retired and cease to exist and no payment shall be made with respect thereto.

     (c) At the Effective Time, Ralph Massetti, the principal shareholder of SalesRep shall cancel 8,898,320 shares of Common Stock of SalesRep.

     Section 1.7.   Exchange of Certificates.

(a) Prior to the Effective Time, SalesRep shall enter into an agreement with, and shall deposit with, the Stoecklein Law Group, or such other agent or agents as may be satisfactory to SalesRep and Interactive (the "Exchange Agent"), for the benefit of the holders of Interactive Shares, for exchange through the Exchange Agent in accordance with this Article I certificates representing the appropriate number of SalesRep Shares to be issued to holders of Interactive Shares issuable pursuant to Section 1.6 in exchange for outstanding Interactive Shares.

(b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Interactive Shares (the "Certificates") whose shares were converted into the right to receive SalesRep Shares pursuant to Section 1.6: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Interactive and SalesRep may reasonably specify); and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing SalesRep Shares. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefore a certificate representing that number of restricted whole SalesRep Shares, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Interactive Shares which are not registered in the transfer records of Interactive, a certificate representing the proper number of SalesRep Shares may be issued to a transferee if the Certificate representing such Interactive Shares is presented to the Exchange Agent accompanied by all documents required by the Exchange Agent or SalesRep to evidence and effect such transfer and by evidence that any applicable stock transfer or other taxes have been paid. Until surrendered as contemplated by this Section 1.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing SalesRep Shares as contemplated by this Section 1.7.

     (c) No dividends or other distributions declared or made after the Effective Time with respect to SalesRep Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the SalesRep Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate.

     (d) In the event that any Certificate for Interactive Shares or SalesRep Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefore, upon the making of an affidavit of that fact by the holder thereof such SalesRep Shares and cash in lieu of fractional SalesRep Shares, if any, as may be required pursuant to this Agreement; provided, however, that SalesRep or the Exchange Agent, may, in its respective discretion, require the delivery of a suitable bond, opinion or indemnity.

     (e) All SalesRep Shares issued upon the surrender for exchange of Interactive Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Interactive Shares. There shall be no further registration of transfers on the stock transfer books of either of Interactive or SalesRep of the Interactive Shares or SalesRep Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to SalesRep for any reason, they shall be canceled and exchanged as provided in this Article I.

     (f) No fractional SalesRep Shares shall be issued in the Merger, but in lieu thereof each holder of Interactive Shares otherwise entitled to a fractional SalesRep Share shall, upon surrender of its, his or her Certificate or Certificates, be entitled to receive an additional share to round up to the nearest round number of shares.

Section 1.8.   Conversion of Options and Warrants.

(a) At the Effective Time, each outstanding stock option to purchase Interactive Shares, if any (a "Interactive Stock Option" or collectively, "Interactive Stock Options"), whether vested or unvested, shall be converted into the right to convert to SalesRep Shares; however subject to the Exchange Ratio of one Interactive share for .3695 shares of SalesRep. By way of example, the number of shares of Interactive Stock Options held by a stockholder (100,000) times the Exchange Ratio of .3695 equals 36,950 shares of SalesRep Shares to be issued upon exercise of such options.

     (b)   At  the  Effective  Time,  each outstanding  warrant  to  purchase
Interactive Shares, if any (a "Interactive Stock Purchase Warrant" or collectively, "Interactive Stock Purchase Warrants") issued by Interactive, whether vested or unvested, shall be converted into the right to convert to SalesRep Shares; however subject to the Exchange Ratio of one Interactive share for .3695 shares of SalesRep. By way of example, the number of shares of Interactive Stock Purchase Warrants held by a stockholder (100,000) times the Exchange Ratio of .3695 equals 36,950 shares of SalesRep Shares to be issued upon exercise of such options.

     Section 1.9. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, Interactive or SalesRep reasonably determines that any deeds, assignments, or instruments or confirmations of transfer are necessary or desirable to carry out the purposes of this Agreement and to vest SalesRep with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Interactive, the officers and directors of SalesRep and Interactive are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

     Section 1.10. Cash Availability. At the Effective Time Interactive shall deposit no less than $250,000 in readily available funds pursuant to 5.2(f) below, which funds shall be received from Interactive to be distributed to Central Solutions, Inc. at the Effective Time.

                                  ARTICLE 2

                 Representations and Warranties of SalesRep

     Except as set forth on the Disclosure Schedule delivered by SalesRep to Interactive (the "SalesRep Disclosure Schedule"), SalesRep hereby represents and warrants to Interactive as follows:

     Section 2.1.   Organization and Qualification.

     (a) SalesRep is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on SalesRep. When used in connection with SalesRep, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of SalesRep, other than any change or effect arising out of general economic conditions unrelated to any business in which SalesRep is engaged, or (ii) that may impair the ability of SalesRep to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     (b) SalesRep has heretofore delivered to Interactive accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of SalesRep. Except as set forth on Schedule 2.1 of the SalesRep Disclosure Schedule, SalesRep is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on SalesRep.

     Section 2.2.   Capitalization of SalesRep.

     (a) The authorized capital stock of SalesRep consists of: (i) Fifty Million (50,000,000) SalesRep Common Shares, $.001 par value, of which, as of June 30, 2001, 15,380,512 SalesRep Shares were issued and outstanding; and
(ii) Ten Million (10,000,000) SalesRep Preferred Shares, $.001 par value, of which, as of June 30, 2001, there were 14,525 preferred outstanding, and no SalesRep Shares were held in treasury. All of the outstanding

  SalesRep
Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. Except as set forth herein, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of SalesRep, (ii) securities of SalesRep convertible into or exchangeable for shares of capital stock or voting securities of SalesRep, except for the preferred shares of SalesRep, (iii) options or other rights to acquire from SalesRep and, except as described in the SalesRep SEC Reports (as defined below), no obligations of SalesRep to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of SalesRep, and (iv) equity equivalents, interests in the ownership or earnings of SalesRep or other similar rights (collectively, "SalesRep Securities"). As of the date hereof, except as set forth on Schedule 2.2(a) of the SalesRep Disclosure Schedule there are no outstanding obligations of SalesRep or its subsidiaries to repurchase, redeem or otherwise acquire any SalesRep Securities or stockholder agreements, voting trusts or other agreements or understandings to which SalesRep is a party or by which it is bound relating to the voting or registration of any shares of capital stock of SalesRep. For purposes of this Agreement, ``Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     (b) The SalesRep Shares constitute the only class of equity securities of SalesRep registered or required to be registered under the Exchange Act.

     (c) SalesRep does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity, other than as specifically disclosed in the SEC Reports.
     Section 2.3.   Authority Relative to this Agreement; Recommendation.

     (a) SalesRep has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of SalesRep (the "SalesRep Board") and no other corporate proceedings on the part of SalesRep are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in Section 2.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding SalesRep Shares. This Agreement has been duly and validly executed and delivered by SalesRep and constitutes a valid, legal and binding agreement of SalesRep, enforceable against SalesRep in accordance with its terms.
       (b) The SalesRep Board has resolved to recommend that the stockholders of SalesRep approve and adopt this Agreement.

     Section 2.4.   SEC Reports; Financial Statements.

     (a) SalesRep has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since June 30, 2001, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities
Act"), and the Exchange Act (and the rules and regulations promulgated thereunder, respectively), each as in effect on the dates such forms, reports and documents were filed. SalesRep has heretofore delivered or promptly will deliver prior to the Effective Date to Interactive, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), (i) its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000,
(ii) all definitive proxy statements relating to SalesRep's meetings of stockholders (whether annual or special) held since June 30, 2001, if any, and (iii) all other reports or registration statements filed by SalesRep with the SEC since June 30, 2001 (all of the foregoing, collectively, the "SalesRep SEC Reports"). None of such SalesRep SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of SalesRep included in the SalesRep SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of SalesRep as of the dates thereof and its results of operations and changes in financial position for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the SalesRep SEC Reports have been so filed.

     (b) SalesRep has heretofore made available or promptly will make available to Interactive a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC, and any and all other agreements, documents or other instruments which previously had been filed by SalesRep with the SEC pursuant to the Exchange Act.

     Section 2.5. Information Supplied. None of the information supplied or to be supplied by SalesRep for inclusion or incorporation by reference in connection with the Merger (the "Proxy Statement") will at the date mailed to stockholders of SalesRep and at the times of the meeting or meetings of stockholders of SalesRep to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the meeting of SalesRep's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1916, as amended (the ``HSR Act''), the rules of the National Association of Securities Dealers, Inc. ("NASD"), the filing and recordation of the Merger Certificate as required by the NGCL, and as set forth on Schedule 2.6 of the SalesRep Disclosure Schedule no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by SalesRep of this Agreement or the consummation by SalesRep of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on SalesRep.

     Except as set forth in Section 2.6 of the SalesRep Disclosure Schedule, neither the execution, delivery and performance of this Agreement by SalesRep nor the consummation by SalesRep of the transactions contemplated hereby will
(i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of SalesRep, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which SalesRep is a party or by which any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to SalesRep or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on SalesRep.

     Section 2.7. No Default. Except as set forth in Section 2.7 of the SalesRep Disclosure Schedule, SalesRep is not in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which SalesRep is now a party or by which any of its respective properties or assets may be bound or (iii) any order, writ injunction, decree, law, statute, rule or regulation applicable to SalesRep or any of its respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on
SalesRep. Except as set forth in Section 2.7 of the SalesRep Disclosure Schedule, each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which SalesRep is now a party or by which its respective properties or assets may be bound that is material to SalesRep and that has not expired is in full force and effect and is not subject to any material default thereunder of which SalesRep is aware by any party obligated to SalesRep thereunder.

     Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as set forth in Section 2.8 of the SalesRep Disclosure Schedule and except as and to the extent publicly disclosed by SalesRep in the SalesRep SEC Reports, as of March 31, 2001, SalesRep does not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a balance sheet of SalesRep (including the notes thereto) or which would have a Material Adverse Effect on SalesRep. Except as publicly disclosed by SalesRep, since March 31, 2001, SalesRep has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to SalesRep having or which reasonably could be expected to have, a Material Adverse Effect on SalesRep. Except as and to the extent publicly disclosed by SalesRep in the SalesRep SEC Reports and except as set forth in Section 2.8 of the SalesRep Disclosure Schedule, since March 31,
2001, there has not been (i) any material change by SalesRep in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by SalesRep of any of its assets having a Material Adverse Effect on SalesRep, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 2.9.   Litigation.  Except as publicly disclosed by SalesRep  in
the SalesRep SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of SalesRep, threatened against SalesRep or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on SalesRep or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement except as set forth in
Section 2.9 of the Disclosure Schedule. Except as publicly disclosed by SalesRep in the SalesRep SEC Reports, SalesRep is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on SalesRep or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 2.10. Compliance with Applicable Law. Except as publicly disclosed by SalesRep in the SalesRep SEC Reports, SalesRep holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "SalesRep Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on SalesRep. Except as publicly disclosed by SalesRep in the SalesRep SEC Reports, SalesRep is in compliance with the terms of the SalesRep Permits, except where the failure so to comply would not have a Material Adverse Effect on SalesRep. Except as publicly disclosed by SalesRep in the SalesRep SEC Reports, the business of SalesRep is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this
Section 2.10 with respect to Environmental Laws (as defined in Section 2.12 below) and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on SalesRep. Except as publicly disclosed by SalesRep in the SalesRep SEC Reports, no investigation or review by any Governmental Entity with respect to SalesRep is pending or, to the knowledge of SalesRep, threatened, nor, to the knowledge of SalesRep, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which SalesRep reasonably believes will not have a Material Adverse Effect on SalesRep.

     Section 2.11.  Employee Benefit Plans; Labor Matters.

     (a) Except as set forth in Section 2.11(a) of the SalesRep Disclosure Schedule with respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to at any time by SalesRep or any entity required to be aggregated with SalesRep pursuant to Section 414 of the Code (each, a "SalesRep Employee Plan"), no event has occurred and to the knowledge of SalesRep, no condition or set of circumstances exists in connection with which SalesRep could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on SalesRep.

     (b) (i) No SalesRep Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each SalesRep Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.

     (c) Section 2.11(c) of the SalesRep Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any SalesRep Stock Options, together with the number of SalesRep Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code, and the expiration date of such option. Section 2.11(c) of the SalesRep Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. SalesRep has furnished Interactive with complete copies of the plans pursuant to which the SalesRep Stock Options were issued. Other than the automatic vesting of SalesRep Stock Options that may occur without any action on the part of SalesRep or its officers or directors, SalesRep has not taken any action that would result in any SalesRep Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (d) SalesRep has made available to Interactive (i) a description of the terms of employment and compensation arrangements of all officers of SalesRep and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating SalesRep to make annual cash payments in an amount exceeding $60,000; (iii) a schedule listing all officers of SalesRep who have executed a non-competition agreement with SalesRep and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of SalesRep with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of SalesRep with or relating to its employees which contain change in control provisions all of which are set forth in Section 2.11(d) of the SalesRep Disclosure Schedule.

     (e) There shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any SalesRep Employee Plan or any agreement or arrangement disclosed under this Section
2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (f) There are no controversies pending or, to the knowledge of SalesRep, threatened, between SalesRep and any of their employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on SalesRep. Neither SalesRep nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by SalesRep or any of its subsidiaries (and neither SalesRep nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does SalesRep know of any activities or proceedings of any labor union to organize any of its or employees. SalesRep has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof, by or with respect to any of its employees.

     Section 2.12.  Environmental Laws and Regulations.

     (a) Except as publicly disclosed by SalesRep in the SalesRep SEC Reports, (i) SalesRep is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect on SalesRep, which compliance includes, but is not limited to, the possession by SalesRep of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) SalesRep has not received written notice of, or, to the knowledge of SalesRep, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on SalesRep; and (iii) to the knowledge of SalesRep, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as publicly disclosed by SalesRep, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on SalesRep that are pending or, to the knowledge of SalesRep, threatened against SalesRep or, to the knowledge of SalesRep, against any person or entity whose liability for any Environmental Claim SalesRep has or may have retained or assumed either contractually or by operation of law.

     Section 2.13.  Tax Matters.

     (a)   Except  as  set  forth in Section 2.13 of the SalesRep  Disclosure
Schedule: (i) SalesRep has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined herein) with respect to Taxes (as defined herein) of SalesRep and all Tax
Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to SalesRep have been paid in full or have been provided for in accordance with GAAP on SalesRep's most recent balance sheet which is part of the SalesRep SEC Documents; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to SalesRep; (iv) to the knowledge of SalesRep none of the Tax Returns of or with respect to SalesRep is currently being audited or examined by any

 Governmental Entity; and (v) no
deficiency for any income or other material Taxes has been assessed with respect to SalesRep which has not been abated or paid in full.

     (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, and (ii) "Tax Return" shall mean any report, return, documents declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

     Section 2.14. Title to Property. SalesRep has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on SalesRep; and, to SalesRep's knowledge, all leases pursuant to which SalesRep leases from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of SalesRep, under any of such leases, any existing material default or event of default (or event which with notice of lapse of time, or both, would constitute a default and in respect of which SalesRep has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Material Adverse Effect on SalesRep.

     Section 2.15.  Intellectual Property.

     (a) SalesRep owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor that are material to its business as currently conducted (the "SalesRep Intellectual Property Rights").

     (b) The validity of the SalesRep Intellectual Property Rights and the title thereto of SalesRep are not being questioned in any litigation to which SalesRep is a party.

     (c) Except as set forth in Section 2.15(c) of the SalesRep Disclosure Schedule, the conduct of the business of SalesRep as now conducted does not, to SalesRep's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any SalesRep Intellectual Property Rights.

     (d) SalesRep has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where SalesRep has elected to rely on patent or copyright protection in lieu of trade secret protection.

     Section 2.16. Insurance. SalesRep currently does not maintain general liability and other business insurance.

     Section 2.17. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding SalesRep Shares is the only vote of the holders of any class or series of SalesRep's capital stock necessary to approve and adopt this Agreement and the Merger.

     Section 2.18. Tax Treatment. Neither SalesRep nor, to the knowledge of SalesRep, any of its affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 2.19. Affiliates. Except for Principal SalesRep Stockholder and the directors and executive officers of SalesRep, each of whom is listed in Section 2.19 of the SalesRep Disclosure Schedule, there are no persons who, to the knowledge of SalesRep, may be deemed to be affiliates of SalesRep under Rule 1-02(b) of Regulation S-X of the SEC (the "SalesRep Affiliates").

     Section 2.20. Certain Business Practices. None of SalesRep or any directors, officers, agents or employees of SalesRep has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses
relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

     Section 2.21. Insider Interests. Except as set forth in Section 2.21 of the SalesRep Disclosure Schedule, neither the SalesRep principal shareholder nor any officer or director of SalesRep has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or SalesRep Intellectual Property
Rights, used in or pertaining to the business of SalesRep, expect for the ordinary rights of a stockholder or employee stock optionholder.

     Section 2.22. Opinion of Financial Adviser. No advisers, as of the date hereof, have delivered to the SalesRep Board a written opinion to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of SalesRep Shares.

     Section 2.23. Brokers. No broker, finder or investment banker (other than the SalesRep Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Interactive) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SalesRep.

     Section 2.24. Disclosure. No representation or warranty of SalesRep in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to Interactive pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 2.25. No Existing Discussions. As of the date hereof, SalesRep is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 4.4).

     Section 2.26.  Material Contracts.

     (a) SalesRep has delivered or otherwise made available to Interactive true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which SalesRep is a party affecting the obligations of any party thereunder) to which SalesRep is a party or by which any of its properties or assets are bound that are, material to the business, properties or assets of SalesRep taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of SalesRep taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which SalesRep is a party involving employees of SalesRep); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise entered into since December 31, 2000; (vi)
contracts or agreements with any Governmental Entity; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 4.1 hereof, the "SalesRep Contracts"). SalesRep is not a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

     (b) Each of the SalesRep Contracts is valid and enforceable in accordance with its terms, and there is no default under any SalesRep Contract so listed either by SalesRep or, to the knowledge of SalesRep, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by SalesRep or, to the knowledge of SalesRep, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on SalesRep.

     (c) No party to any such SalesRep Contract has given notice to SalesRep of or made a claim against SalesRep with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on SalesRep.

                                  ARTICLE 3

                Representations and Warranties of Interactive

     Except as set forth on the Disclosure Schedule delivered by Interactive to SalesRep (the "Interactive Disclosure Schedule"), Interactive hereby represents and warrants to SalesRep as follows:

     Section 3.1.   Organization and Qualification.

(a) Each of Interactive and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on Interactive. When used in connection with Interactive, the term "Material Adverse Effect'' means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of Interactive and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which Interactive and its subsidiaries are engaged, or (ii) that may impair the ability of Interactive to consummate the transactions contemplated hereby.

     (b) Interactive has heretofore delivered to SalesRep accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of Interactive. Each of Interactive and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Interactive.

     Section 3.2.   Capitalization of Interactive.

(a) As of July 5, 2001, the authorized capital stock of Interactive consists of Two Hundred Fifty Million (250,000,000) Interactive common Shares, $.01 par value, Twenty Million Eight Hundred Forty Nine Thousand Six Hundred and Seventeen (20,849,617) Shares of Common Stock were issued and outstanding. All of the outstanding Interactive Shares of Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights.

     (b) Except as set forth in Section 3.2(b) of the Interactive Disclosure Schedule, Interactive is the record and beneficial owner of all of the issued and outstanding shares of capital stock of its subsidiaries.

     (c) Except as set forth in Section 3.2(c) of the Interactive Disclosure Schedule, between July 5, 2001 and the date hereof, no shares of Interactive's capital stock have been issued and no Interactive Stock Options have been granted. Except as set forth in Section 3.2(a) above, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of Interactive, (ii) securities of Interactive or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Interactive, (iii) options or other rights to acquire from Interactive or its subsidiaries, or obligations of Interactive or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Interactive, or (iv) equity equivalents, interests in the ownership or earnings of Interactive or its subsidiaries or other similar rights (collectively, "Interactive Securities"). As of the date hereof, there are no outstanding obligations of Interactive or any of its subsidiaries to repurchase, redeem or otherwise acquire any Interactive Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Interactive is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Interactive.

     (d) Except as set forth in Section 3.2(d) of the Interactive Disclosure Schedule, there are no securities of Interactive convertible into or exchangeable for, no options or other rights to acquire from Interactive, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of Interactive.

     (e) The Interactive Shares constitute the only class of equity securities of Interactive or its subsidiaries.

     (f) Except as set forth in Section 3.2(f) of the Interactive Disclosure Schedule, Interactive does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity.

     Section 3.3.   Authority Relative to this Agreement; Recommendation.

(a) Interactive has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Interactive (the "Interactive Board"), and no other corporate proceedings on the part of Interactive are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in Section 3.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding Interactive Shares. This Agreement has been duly and validly executed and delivered by Interactive and constitutes a valid, legal and binding agreement of Interactive, enforceable against Interactive in accordance with its terms.

     (b)    The  Interactive  Board  has  resolved  to  recommend  that   the
stockholders of Interactive approve and adopt this Agreement.

     Section 3.4. SEC Reports; Financial Statements. Interactive is not required to file forms, reports and documents with the SEC.

     Section 3.5. Information Supplied. None of the information supplied or to be supplied by Interactive for inclusion or incorporation by reference to (i) the 8-K will, at the time the 8-K is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date mailed to stockholders of SalesRep, if any, and at the times of the meeting or meetings of stockholders of SalesRep to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the meeting of Interactive's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the 8-K will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     Section 3.6. Consents and Approvals; No Violations. Except as set forth in Section 3.6 of the Interactive Disclosure Schedule, and for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the rules of the NASD, and the filing and recordation of the Merger Certificate as required by the NGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Interactive of this Agreement or the consummation by Interactive of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Interactive.

     Neither  the  execution, delivery and performance of this  Agreement  by
Interactive nor the consummation by Interactive of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of Interactive or any of Interactive's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Interactive or any of Interactive's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Interactive or any of Interactive's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on Interactive.

     Section  3.7.    No  Default.   None  of  Interactive  or  any  of   its
subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Interactive or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to
Interactive, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on Interactive. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Interactive or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound that is material to Interactive and its subsidiaries taken as a whole and that has not expired is in full force and effect and is not subject to any material default thereunder of which Interactive is aware by any party obligated to Interactive or any subsidiary thereunder.

     Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed by Interactive in the Interactive, none of Interactive or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Interactive and its consolidated subsidiaries (including the notes thereto) or which would have a Material Adverse Effect on Interactive. Except as disclosed by Interactive, none of Interactive or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Interactive or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on Interactive. Except as and to the extent disclosed by Interactive there has not been (i) any material change by Interactive in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by Interactive of any of its assets having a Material Adverse Effect on Interactive, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.2 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 3.9. Litigation. Except as set forth in Schedule 3.9 of the Interactive Disclosure Schedule there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Interactive, threatened against Interactive or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Interactive or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed by Interactive, none of Interactive or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on Interactive or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 3.10. Compliance with Applicable Law. Except as disclosed by Interactive, Interactive and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Interactive Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on Interactive. Except as disclosed by Interactive, Interactive and its subsidiaries are in compliance with the terms of the Interactive Permits, except where the failure so to comply would not have a Material Adverse Effect on Interactive. Except as disclosed by Interactive, the businesses of Interactive and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Interactive. Except as disclosed by Interactive no investigation or review by any Governmental Entity with respect to Interactive or its subsidiaries is pending or, to the knowledge of Interactive, threatened, nor, to the knowledge of Interactive, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Interactive reasonably believes will not have a Material Adverse Effect on Interactive.

     Section 3.11.  Employee Benefit Plans; Labor Matters.

(a) With respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA), maintained or contributed to at any time
by Interactive, any of its subsidiaries or any entity required to be aggregated with Interactive or any of its subsidiaries pursuant to Section 414 of the Code (each, a "Interactive Employee Plan"), no event has occurred and, to the knowledge of Interactive, no condition or set of circumstances exists in connection with which Interactive or any of its subsidiaries could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on Interactive.

     (b) (i) No Interactive Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each Interactive Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.

     (c) Section 3.11(c) of the Interactive Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any Interactive Stock Options, together with the number of Interactive Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code, and the expiration date of such option. Section 3.11(c) of the Interactive Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. Interactive has furnished SalesRep with complete copies of the plans pursuant to which the Interactive Stock Options were issued. Other than the automatic vesting of Interactive Stock Options that may occur without any action on the part of Interactive or its officers or directors, Interactive has not taken any action that would result in any Interactive Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (d) Interactive has made available to SalesRep (i) a description of the terms of employment and compensation arrangements of all officers of Interactive and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating Interactive to make annual cash payments in an amount exceeding $60,000;
(iii) a schedule listing all officers of Interactive who have executed a non-competition agreement with Interactive and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of Interactive with or relating to its employees, except programs and policies required to be maintained by law; and
(v) copies of all plans, programs, agreements and other arrangements of the Interactive with or relating to its employees which contain change in control provisions.

     (e) Except as disclosed in Section 3.11(e) of the Interactive Disclosure Schedule there shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any Interactive Employee Plan or any agreement or arrangement disclosed under this Section 3.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (f) There are no controversies pending or, to the knowledge of Interactive threatened, between Interactive or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Interactive. Neither Interactive nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Interactive or any of its subsidiaries (and neither Interactive nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does Interactive know of any activities or proceedings of any labor union to organize any of its or any of its subsidiaries' employees. Interactive has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof by or with respect to any of its or any of its subsidiaries' employees.

     Section 3.12.  Environmental Laws and Regulations.

(a) Except as disclosed by Interactive, (i) each of Interactive and its subsidiaries is in material compliance with all Environmental Laws, except for non-compliance that would not have a Material Adverse Effect on Interactive, which compliance includes, but is not limited to, the possession by Interactive and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of Interactive or its subsidiaries has received written notice of, or, to the knowledge of Interactive, is the subject of, any Environmental Claim that could reasonably be expected to have a

 Material Adverse Effect on Interactive; and (iii) to the knowledge of Interactive, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as disclosed by Interactive, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Interactive that are pending or, to the knowledge of Interactive, threatened against Interactive or any of its subsidiaries or, to the knowledge of Interactive, against any person or entity whose liability for any Environmental Claim Interactive or its subsidiaries has or may have retained or assumed either contractually or by operation of law.

     Section 3.13. Tax Matters. Except as set forth in Section 3.13 of the Interactive Disclosure Schedule: (i) Interactive and each of its subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns with respect to Taxes of Interactive and each of its subsidiaries and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to Interactive and each of its subsidiaries have been paid in full or have been provided for in accordance with GAAP on Interactive's most recent balance sheet; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to Interactive or its subsidiaries; (iv) to the knowledge of Interactive none of the Tax Returns of or with respect to Interactive or any of its subsidiaries is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to Interactive or any of its subsidiaries which has not been abated or paid in full.

     Section  3.14.   Title  to  Property.   Interactive  and  each  of   its
subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Interactive; and, to Interactive's knowledge, all leases pursuant to which Interactive or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Interactive, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Interactive or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on Interactive.

     Section 3.15.  Intellectual Property.

(a) Each of Interactive and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, services marks, copyrights, trade secrets, and applications therefore that are material to its business as currently conducted (the "Interactive Intellectual Property Rights").

     (b) Except as set forth in Section 3.15(b) of the Interactive Disclosure Schedule, the validity of the Interactive Intellectual Property Rights and the title thereto of Interactive or any subsidiary, as the case may be, are not being questioned in any litigation to which Interactive or any subsidiary is a party.

     (c) The conduct of the business of Interactive and its subsidiaries as now conducted does not, to Interactive's knowledge, infringe any valid patents, trademarks, tradenames, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Interactive Intellectual Property Rights.

     (d) Each of Interactive and its subsidiaries has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where Interactive has elected to rely on patent or copyright protection in lieu of trade secret protection.

     Section 3.16. Insurance. Interactive and its subsidiaries maintain general liability and other business insurance that Interactive believes to be reasonably prudent for its business.

     Section 3.17. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding Interactive Shares is the only vote of the holders of any class or series of Interactive's capital stock necessary to approve and adopt this Agreement and the Merger.

     Section 3.18. Tax Treatment. Neither Interactive nor, to the knowledge of Interactive, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 3.19. Affiliates. Except for the directors and executive officers of Interactive, each of whom is listed in Section 3.19 of the Interactive Disclosure Schedule, there are no persons who, to the knowledge of Interactive, may be deemed to be affiliates of Interactive under Rule 1-02(b) of Regulation S-X of the SEC (the "Interactive Affiliates").

     Section 3.20. Certain Business Practices. None of Interactive, any of its subsidiaries or any directors, officers, agents or employees of Interactive or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

     Section 3.21. Insider Interests. Except as set forth in Section 3.21 of the Interactive Disclosure Schedule, no officer or director of Interactive has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Interactive Intellectual Property Rights, used in or pertaining to the business of Interactive or any subsidiary, except for the ordinary rights of a stockholder or employee stock option holder.

     Section 3.22. Opinion of Financial Adviser. No advisers, as of the date hereof, have delivered to the Interactive Board a written opinion to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of Interactive Shares.

     Section 3.23. Brokers. No broker, finder or investment banker (other than the Interactive Financial Adviser, a true and correct copy of whose engagement agreement has been provided to SalesRep) is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Interactive.

     Section 3.24. Disclosure. No representation or warranty of Interactive in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to SalesRep pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 3.25. No Existing Discussions. As of the date hereof, Interactive is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 5.4).

     Section 3.26.  Material Contracts.

     (a) Interactive has delivered or otherwise made available to SalesRep true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Interactive is a party affecting the obligations of any party thereunder) to which Interactive or any of its subsidiaries is a party or by which any of their properties or assets are bound that are, material to the business, properties or assets of Interactive and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of Interactive and its subsidiaries taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which Interactive is a party involving employees of Interactive); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise; (vi) contracts or agreements with any Governmental Entity; and (vii) all commitments and agreements  to  enter
into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.2 hereof, the "Interactive Contracts"). Neither Interactive nor any of its subsidiaries is a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

     (b) Each of the Interactive Contracts is valid and enforceable in accordance with its terms, and there is no default under any Interactive Contract so listed either by Interactive or, to the knowledge of Interactive, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Interactive or, to the knowledge of Interactive, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Interactive.

     (c) No party to any such Interactive Contract has given notice to Interactive of or made a claim against Interactive with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Interactive.

                                  ARTICLE 4

                                  Covenants

     Section 4.1. Conduct of Business of SalesRep. Except as contemplated by this Agreement or as described in Section 4.1 of the SalesRep Disclosure Schedule, during the period from the date hereof to the Effective Time, SalesRep will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in
Section 4.1 of the SalesRep Disclosure Schedule, prior to the Effective Time, SalesRep will not, without the prior written consent of Interactive:

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) amend the terms of any stock of any class or any other securities (except bank loans) or equity equivalents.

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (d)   adopt  a  plan  of  complete or partial liquidation,  dissolution,
merger,    consolidation,    restructuring,   recapitalization    or    other
reorganization of SalesRep (other than the Merger);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;
(iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of SalesRep; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however,  that  this
paragraph (f) shall not prevent SalesRep from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice, or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 2001 in the ordinary course of year-end compensation reviews consistent with past practice and paying bonuses to employees for fiscal 2001 in amounts previously disclosed to Interactive (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to SalesRep);

     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (i) revalue in any material respect any of its assets including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

     (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to SalesRep; (iii) authorize any new capital expenditure or expenditures which, individually is in excess of $1,000 or, in the aggregate, are in excess of $5,000; provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

     (k) make any tax election or settle or compromise any income tax liability material to SalesRep;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on SalesRep;

     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or in the ordinary course of business; or

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(m) or any action which would make any of the representations or warranties of contained in this Agreement untrue or incorrect.

     Section 4.2. Conduct of Business of Interactive. Except as contemplated by this Agreement or as described in Section 4.2 of the Interactive Disclosure Schedule during the period from the date hereof to the Effective Time, Interactive will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.2 of the Interactive Disclosure Schedule, prior to the Effective Time, Interactive will not, without the prior written consent of:

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights;

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (d)   adopt  a  plan  of  complete or partial liquidation,  dissolution,
merger    consolidation,    restructuring,   re-capitalization    or    other
reorganization of Interactive (other than the Merger);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;
(iii) make any loans, advances or capital contributions to or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of Interactive or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent Interactive or its subsidiaries from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 2001 in the ordinary course of yearend compensation reviews consistent with past practice and paying bonuses to employees for fiscal 2001 in amounts previously disclosed to (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to Interactive);

     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions other than in the ordinary course of business;

     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory of writing-off notes or accounts receivable other than in the ordinary course of business;

     (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to Interactive; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $1,000 or, in the aggregate, are in excess of $5,000: provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

     (k) make any tax election or settle or compromise any income tax liability material to Interactive and its subsidiaries taken as a whole;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Interactive;

     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or except in the ordinary course of business; or

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(m) or any action which would make any of the representations or warranties of SalesRep contained in this Agreement untrue or incorrect.

     Section 4.3. Preparation of 8-K and the Proxy Statement. Immediately upon execution of this Agreement, SalesRep shall promptly prepare and file with the SEC an 8-K with the Agreement attached, and within thirty days hereof prepare and file a preliminary Proxy Statement, provided, however, that Interactive shall have had an opportunity to review and comment on the 8-K and the Proxy Statement prior to filing of such documents with the SEC.

     Section 4.4. Other Potential Acquirers. Interactive, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Third Party Acquisition.

Section 4.5. Meetings of Stockholders. Each of Interactive and SalesRep shall take all action necessary, in accordance with the respective General Corporation Law of its respective state, and its respective certificate of incorporation and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the NGCL and its charter and bylaws, in the case of SalesRep and the General Corporation Law of its respective state, and its charter and bylaws, in the case of Interactive. SalesRep and Interactive will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters. Notwithstanding anything to the contrary contained in this Section 4.5, Interactive may, pursuant to DGCL, solicit the approval of this Agreement or the transactions contemplated hereby with the written consent of its stockholders.

     Section 4.6. OTC:BB Listing. The parties shall use all reasonable efforts to cause the SalesRep Shares, subject to Rule 144, to continue to be traded on the Over The Counter Bulletin Board (OTC:BB).

     Section 4.7.   Access to Information.

(a) Between the date hereof and the Effective Time, SalesRep will give Interactive and its authorized representatives, and Interactive will give SalesRep and its authorized representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request.

     (b) Between the date hereof and the Effective Time, SalesRep shall furnish to Interactive, and Interactive will furnish to SalesRep, within 25 business days after the end of each quarter, quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.

     (c) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement.

     Section 4.8. Additional Agreements, Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation and filing of the Proxy Statement and the 8-K, any filings that may be required, and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any legal proceeding relating to the Merger; and (iv) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Interactive and SalesRep agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder votes with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     Section 4.9. Employee Benefits; Stock Option and Employee Purchase Plans. Subject to the provisions of Section 1.6(d) hereof, prior to the Effective Time, SalesRep will take or cause to be taken all action necessary to adopt and or revise the employment agreements of Ralph Massetti with SalesRep. It is the parties' present intent to provide after the Effective Time to employees of Interactive employee benefit plans (other than stock option or other plans involving the potential issuance of securities of SalesRep) which, in the aggregate, are not less favorable than those currently provided by Interactive. Notwithstanding the foregoing, nothing contained herein shall be construed as requiring the parties to continue any specific employee benefit plans.

     Section 4.10. Public Announcements. Interactive, and SalesRep will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the NASD Over The Counter Bulletin Board (OTC:BB) as determined by Interactive or SalesRep.

     Section 4.11.  Indemnification.

(a) To the extent, if any, not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Time, SalesRep shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the ``Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party, or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss expense, claim, damage or liability (whether or not arising before the Effective Time), (i) SalesRep shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to SalesRep, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the NGCL or its certificate of incorporation or bylaws, (ii) SalesRep will cooperate in the defense of any such matter, and
(iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the NGCL and SalesRep's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to SalesRep and the Indemnified Party; provided, however, that SalesRep shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

     (b) Notwithstanding anything to the contrary contained in this Section 4.11, SalesRep shall not indemnify, defend or hold harmless any Indemnified Party against any losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities, or any amounts paid in settlement arising out of actions or omissions occurring prior to, at or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part based on, or arising out of the transfer of assets in, or stock of, Central Solutions, Inc. to Ralph Massetti.

     (c) In the event SalesRep or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of SalesRep shall assume the obligations set forth in this Section 4.11.

     (d) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of SalesRep and Interactive and their subsidiaries with respect to their activities as such prior to the Effective Time, as provided in SalesRep's and Interactive's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (e) The provisions of this Section 4.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section 4.12. Notification of Certain Matters. The parties hereto shall give prompt notice to the other parties, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of such party and its subsidiaries taken as a whole to which such party or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE 5

                  Conditions to Consummation of the Merger

     Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote or written consent of the stockholders of SalesRep and Interactive;

     (b) this Agreement shall have been approved and adopted by the Board of Directors of SalesRep and Interactive;

     (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;

     (d) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received; and

     (e) each party shall take any and all necessary actions to comply with the provisions of Rule 16(b)-3 promulgated under Section 16 of the Securities Act of 1934, as amended, including, but not limited to delaying the appointment of the Interactive Designees to the Board of Directors of SalesRep until after the Effective Time.

     Section   5.2.    Conditions  to  the  Obligations  of  SalesRep.    The
obligation of SalesRep to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) the representations of Interactive contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on Interactive) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing Interactive shall have delivered to SalesRep a certificate to that effect;

     (b) each of the covenants and obligations of Interactive to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Interactive shall have delivered to SalesRep a certificate to that effect;

     (c) Interactive shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the Merger as relates to any obligation, right or interest of Interactive under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of SalesRep, individually or in the aggregate, have a Material Adverse Effect on Interactive;

     (d) there shall have been no events, changes or effects with respect to Interactive or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Interactive;

     (e) Interactive shall have deposited, or caused a deposit of $250,000 into the SalesRep general account to be immediately released to Central Solutions, Inc.; and

     (f) SalesRep shall have caused the transfer of Central Solutions, Inc. to Ralph Massetti, with all liabilities of SalesRep being assumed by Central Solutions, Inc., and all assets of SalesRep, including the $250,000 referenced in paragraph (e) above in exchange for Ralph Massetti canceling 8,898,320 shares of SalesRep common stock and 14,525 of SalesRep preferred stock, currently held by Ralph Massetti.

     Section  5.3.    Conditions  to  the Obligations  of  Interactive.   The
respective obligations of Interactive to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) the representations of SalesRep contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on SalesRep) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing SalesRep shall have delivered to Interactive a certificate to that effect;

     (b) each of the covenants and obligations of SalesRep to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing SalesRep shall have delivered to Interactive a certificate to that effect;

     (c) SalesRep shall have received an indemnification agreement executed by Central Solutions, Inc. and Ralph Massetti, indemnifying SalesRep for any and all outstanding liabilities of SalesRep at the Effective Time, in a form acceptable to Interactive, as determined by Interactive in its sole discretion, which agreement shall provide, among other things, that (i) Ralph Massetti's personal liability for indemnification will be capped at $50,000, subject to the provisions of Section 1.5(c) above; (ii) Ralph Massetti shall remain personally liable without regard to the $50,000 cap for claims, liabilities or damages against SalesRep arising out of, from, or relating to the intentional misrepresentation or fraud by, or gross negligence of, Ralph Massetti occurring prior to the Effective Time of the Merger; and (iii) any claim for indemnification that Interactive may have against Ralph Massetti shall be in addition to any claim for indemnification that Interactive may have against Central Solutions, Inc.;

     (d) SalesRep shall have caused a 1:6 reverse split of its common stock wherein one share would be exchanged for each six shares of SalesRep;

     (e) there shall have been no events, changes or effects with respect to SalesRep having or which could reasonably be expected to have a Material Adverse Effect on SalesRep;

     (f) SalesRep and Interactive shall have used reasonable efforts to obtain general liability insurance and directors and officers liability insurance covering all acts and omissions of directors, officers and employees of SalesRep occurring prior to the Effective Time;

     (g) Interactive shall entered into the Investment Agreement and all related documents with Swartz Private Equity, LLC; and

       (h) SalesRep shall terminate the Investment Agreement and all related documents with Swartz Private Equity, LLC. All warrants (the "SalesRep Warrants") received by Swartz Private Equity, LLC pursuant to the Investment Agreement by and between Swartz Private Equity, LLC and SalesRep dated June 9,2000 (the "SalesRep Investment Agreement") shall survive the termination.

     (i) Interactive shall have received a legal opinion from Stoecklein Law Group, legal counsel for SalesRep, in a form satisfactory to Interactive.

                                  ARTICLE 6
                       Termination; Amendment; Waiver

     Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by SalesRep's or Interactive's stockholders:

     (a)  by mutual written consent of SalesRep and Interactive;

     (b) by Interactive or SalesRep if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable, or (ii) the Merger has not been consummated by October 1, 2001; provided, however, that no party may terminate this Agreement pursuant to this clause
(ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

     (c) by SalesRep if (i) there shall have been a breach of any representation or warranty on the part of Interactive set forth in this
Agreement, or if any representation or warranty of Interactive shall have become untrue, in either case such that the conditions set forth in Section
5.2(a) would be incapable of being satisfied by September 15, 2001 (or as otherwise extended), (ii) there shall have been a breach by Interactive of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Interactive or materially adversely affecting (or materially delaying) the consummation of the Merger, and Interactive, as the case may be, has not cured such breach within 20 business days after notice by SalesRep thereof, provided that SalesRep has not breached any of its obligations hereunder, (iii) SalesRep shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders, or (iv) SalesRep shall have convened a meeting of its Board of Directors to vote upon the Merger and shall have failed to obtain the requisite vote;

     (d) by Interactive if (i) there shall have been a breach of any representation or warranty on the part of SalesRep set forth in this Agreement, or if any representation or warranty of SalesRep shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by September 15, 2001 (or as otherwise extended), (ii) there shall have been a breach by SalesRep of its covenants or agreements hereunder having a Material Adverse Effect on SalesRep or materially adversely affecting (or materially delaying) the consummation of the Merger, and SalesRep, as the case may be, has not cured such breach within twenty business days after notice by Interactive thereof, provided that Interactive has not breached any of its obligations hereunder, (iii) the SalesRep Board shall have recommended to SalesRep's stockholders a Superior Proposal, (iv) the SalesRep Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, (v) Interactive shall have convened a meeting of its stockholders to vote upon the Merger or solicited the written consent of its stockholders to approve the Merger and shall have failed to obtain the requisite vote or written consents of its stockholders, or (vi) SalesRep shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders.

     Section 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.7(c), 6.3 and 6.6 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

     Section 6.3. Fees and Expenses. Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     Section 6.4. Amendment. This Agreement may be amended by action taken by SalesRep and Interactive at any time before or after approval of the Merger by the stockholders of SalesRep and Interactive (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     Section 6.6. Breakup Fee. If SalesRep or Interactive shall terminate this Agreement under circumstances other than those permitted in Section 6.1(a), (b), (c) or (d), SalesRep or Interactive shall promptly pay to the other party a fee equal to $100,000, which amount shall be payable in same day funds. If not paid when due, amounts payable pursuant to this Section
6.6 shall bear interest at the rate of 12% per annum. SalesRep or Interactive acknowledges that the agreement contained in this Section 6.6,
(i) reflect reasonable compensation to Interactive or SalesRep for undertaking the Merger and risking the loss of benefits of the Merger under the circumstances contemplated by this Section 6.6, (ii) were agreed for the purpose of inducing SalesRep and Interactive to execute this Agreement and undertake their respective obligations hereunder, and (iii) are an integral part of the transactions contemplated by the parties in this Agreement, and without this agreement, neither SalesRep nor Interactive would have entered into this Agreement.


                                  ARTICLE 7

                                Miscellaneous

     Section  7.1.    Nonsurvival  of Representations  and  Warranties.   The
representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

     Section 7.2. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     Section 7.3. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     Section 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to each other party as follows:

     If to Interactive:

          Interactive Motorsport Inc.
          Dominic Chappell, President


     if to SalesRep:

          SALESREPCENTRAL.COM, INC.
          Ralph Massetti, President
          7025 E. 1st Avenue, Suite 5
          Scottsdale, Arizona 85251

     with a copy to:

          Donald J. Stoecklein, Esq.
          Suite 400
          402 West Broadway
          San Diego, California 92101

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

     Section 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 4.9 and 4.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 7.8. Certain Definitions. For the purposes of this Agreement, the term:

(a) "affiliate" means (except as otherwise provided in Sections 2.19, 3.19 and 4.13) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;
     (b) "business day" means any day other than a day on which Nasdaq is closed;

     (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;
     (d) "knowledge" or "known" means, with respect to any matter in question, if an executive officer of SalesRep or Interactive or its subsidiaries, as the case may be, has actual knowledge of such matter;

     (e) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

     (f) "subsidiary" or "subsidiaries" of SalesRep, Interactive or any other person, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which SalesRep, Interactive or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     Section 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of SalesRep, Interactive or any officer, director, employee, agent, representative or investor of any party hereto.

     Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that, if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Sections 6.3(a), (b) or (c), it shall not be entitled to specific performance to compel the consummation of the Merger.

     Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                   Interactive Motorsport Inc.

                                   By:/s/ Dominic Chappell
                                    Name:  Dominic Chappell
                                    Title:  President

                                   SalesRepCentral.com, Inc.

                                   By:/s/Ralph Massetti
                                    Name:  Ralph Massetti
                                    Title:  President

                     SALESREPCENTRAL DISCLOSURE SCHEDULE


Schedule      2.1        Organization                       See       Amended
Articles/Bylaws/Minutes

Schedule   2.2    Capitalization/Subsidiaries         Subsidiary  -   Central
Solutions, Inc.
                                   SalesRep Subsidiary, Corp.
                                   Attached to this Disclosure Schedule is a list of outstanding options/warrants

Schedule 2.6   Consents & Approvals          Directors & Shareholders

Schedule 2.7   No Default                    Not Applicable

Schedule 2.8   No Undisclosed Liability      None Exist

Schedule 2.9   Litigation                    Transportation Media, Inc. v.
                                   SalesRepCentral.com -  Case  No.  00L01152
                                   Copy Provided

Schedule  2.10   Compliance with Applicable Law      Not  Applicable  -  full
disclosed in 10KSB

Schedule 2.11 Employee Benefit Plans         Section 2.11(a) Not Applicable -
None Exist

                                   Section 2.11(b) No Benefit Plan Exist

                                   Section 2.11( c)No Options Exist

                                   Section 2.11(d) No Agreements Exist

Schedule 2.12 Environmental Laws and Regs    Not Applicable

Schedule 2.13 Tax Matters                    None Exist

Schedule 2.14 Title to Property              None Exist

Schedule  2.15  Intellectual Property                Transferred  to  Central
Solutions

Schedule 2.16 Insurance                 None Exist

Schedule   2.17    Vote  Required                  See  Shareholder   Meeting
Certificate

Schedule 2.18 Tax Treatment                  Not Applicable

Schedule 2.19 Affiliates                Ralph Massetti
                                   ___________________

Schedule 2.20 Certain Business Practices          None Exist

Schedule 2.21 Insider Interest                    None Exist

Schedule 2.22 Opinion of Financial Adviser        Waived - None Exist

Schedule 2.23  Broker                        None Exist

Schedule 4.1   Conduct of Business           See Amended & Restated Articles

                       INTERACTIVE DISCLOSURE SCHEDULE

     The exceptions listed in this Schedule are specific exceptions to the representations and warranties of Interactive Motorsport, Inc. (the "Company") contained in Section 3 of the Acquisition Agreement and Plan of Merger (the "Agreement") dated as of August 13, 2001, between SaleRepCentral.com, Inc. and the Company. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

1.   Schedule 3.2(b) Subsidiary Stock

      The Company owns 100% of the outstanding common stock of Interactive Motor Holdings, Ltd, which is in turn owns 100 % of each of the following UK entities:

     A.   Interactive Motorsport Championship Limited (3889058)
B.   Interactive Motorsport Team Limited (3889056)
C.   Interactive Motorsport Developments Limited (3889047)
D.   Interactive Motorsport Marketing Limited (3889066)
E.   Interactive Motorsport Productions Limited (3889060)

2.   Schedule 3.2(c) Capital Stock Rights

      The Company has issued and outstanding options to purchase 1,922,172 shares of Common Stock at an exercise price of 10.14 cents per share and options to purchase 226,955 shares of Common Stock at an exercise price of
22.72 cents per share. The Company has reserved for issuance to employees options to purchase 1,535,938 shares of Common Stock at an exercise price of
10.14 cents per share. The Company has reserved for issuance to directors options to purchase 5,085,986 shares of Common Stock at an exercise price of
22.72 cents per share.

     The Company has issued and outstanding warrants to purchase 1,478,592 shares of Common Stock at an exercise price of 10.14 cents per share and warrants to purchase 3,057,000 shares of Common Stock at an exercise price of
22.72 cents per share.

The Company has issued to A Clements a warrant to purchase up to 2,957,000 of Common Stock of the Company. The Company has reserved 6,727,384 shares of Common Stock for issuance upon exercise of this warrant and for future stock issuances.

     The Company has issued to Swartz Private Equity, LLC, a private investment company ("Swartz"), a warrant to purchase 1,307,815 shares of equity of the Company, which represents 3.5% of the outstanding shares of the Company's Common Stock, on a fully diluted basis. Upon consummation of the Merger, Swartz will receive an additional warrant to purchase shares of Common Stock in such amounts as to result in an ownership percentage equal to 7% of the outstanding shares of Common Stock of SalesRepCentral.com, Inc., on a fully diluted basis (including the warrant issued to Swartz by the Company prior to the Merger).

     The Company issued to Dunwoody Brokerage Services, Inc., d/b/a Swartz Institutional Finance ("Dunwoody"), 560,492 shares of Common Stock, which represents 1.5% of the outstanding shares of the Company's Common Stock, on a fully diluted basis. Upon consummation of the Merger, the Company will issue to Dunwoody shares of Common Stock in such amounts as to result in an ownership percentage equal to 3% of the outstanding shares of Common Stock of SalesRepCentral.com, Inc., on a fully diluted basis (including the shares of Common Stock issued to Dunwoody by the Company prior to the Merger).

3.   Schedule 3.2(d) Securities conversions

     See Schedule 3.2(c) above.

4.   Schedule 3.2 (f) Subsidiaries

     See Schedule 3.2(b) above.

5.   Schedule 3.6 Consents & Approvals

     None Required

6.   Schedule 3.7 No Default

     Not Applicable

7.   Schedule 3.8 No Undisclosed Liability

     Interactive Motorsport Holdings, Ltd. ("IMH"), a wholly-owned subsidiary of the Company, has the following undisclosed liabilities:

          A. Dispute: IMH entered into a contract for the provision of services during the course of 2001 that IMH cancelled prior to any material work being performed. The claim is for less than 20,000(U.K. pound) which is disputed by IMH.

       B. Property Rates.There is a liability order against IMH,dated July 13, 2001,in the amount of 2304.57(U.K. pound) relating to office lease rates at the office of IMH in Wareham, Dorsent. IMH closed this office in May. The amount owed relates to the business rates for the period January 2001 - January 2002, so less than the full amount will be payable. IMH is awaiting official confirmation of the amount sought.

           C. Payables. IMH has account payables in the amount of 244,969 (U.K. pound) plus interest.




          D.   Loans to IMH.

               1) Ben Anderson made a loan to IMH in the amount of 150,000(U.K.pounds). The Company has set aside a sufficient number of shares of Common Stock to be issued upon conversion in full satisfaction of this loan. The Company believes that Ben Anderson will convert his loan.

               2) Dominic Chappell made a loan IMH in the amount of 225,000(U.K.pounds)(the "Loan"). Dominic subsequently converted 194,908 (U.K.pounds) of this Loan into an option to purchase 1,922,172 shares of
Common Stock at an exercise price   of  10.14  cents  per  share.
The remaining 30,902(U.K.pound) will remain outstanding.

           E.    Litigation.   IMH  recently received a  claim  form  (formal
demand) from a provider of advertising services in an amount that is less than 10,000 (U.K. pound).

          F. Material Contracts. IMH has an open contract with Pi group in technical development services. IMH paid 75,000(U.K. pound) to the Pi group in October 2000 and all ofthe equipment is awaiting delivery and continued development upon receipt of additional funds. The contract is currently active but is on hold for the time being. No amounts are due and owing at
this time.   IMH has a non-binding contract with British Racing & Sports  Car
Club,  a  management  company that provides IMH with racing  circuit  access.
Pursuant  to this contract, IMH is able to showcase its product.  No  amounts
are  due  and  owing at this time.  IMH has an office  lease  in       Earl's
Court, London that is month to month at the monthly rate of 3,900(U.K. pound). All rent is current.

8.   Schedule 3.9   Litigation

     See Schedule 3.8(E) above.

9.   Schedule 3.10  Compliance with Applicable Law

     Not Applicable







10.  Schedule 3.11 Employee Benefit Plans

     The  Company  on  occasion grants options to purchase shares  of  Common
Stock  to  its employees, officers, directors and consultants.   Pursuant  to
Section  3.11(c) of the Merger Agreement, below is a list of all  holders  of the Company's Stock Options:

            Number of  Date of  Number    Exercise  Expiration
Name        Options    Grant    Vested    Price     on Date
Dominic
Chappell     1,922,172   6/6/01 1,922,172  10.14     6/6/11
                                            cents
Gavin
Macaulay       113,478   6/6/01 113,478    22.72     6/6/11
                                            cents
Eddie Johns    113,477   6/6/01 113,477    22.72     6/6/11
                                            cents
     Total   2,149,127

11.  Schedule 3.12 Environmental Laws and Regulations
     Not Applicable

12.       Schedule 3.13 Tax Matters

     IMH accrues employment taxes on a quarterly basis and pays such tax one month after each quarter ends. IMH accrues a value added tax on goods and services (VAT) on a quarterly basis and pays such tax one month after each quarter ends. The VAT is 17.5% of the price of the goods or services.

13.  Schedule 3.15(b) Intellectual Property
     Not Applicable

14.  Schedule 3.19 Affiliates

     The Company believes that the following individuals may be affiliates of the Company:

          Dominic Chappell
          Simon Slater
          Eddie Johns
          Joseph Chappell

15.  Schedule 3.20 Certain Business Practices

     None Exist

16.  Schedule 3.21 Insider Interest

     Dominic Chappell made a loan IMH in the amount of 225,000
 (U.K.pound)(the"Loan").  Dominic  subsequently  converted 194,908
(U.K.pound)of this Loan into an option to purchase 1,922,172 shares of Common Stock at an exercise price of 10.14 cents per share. The remaining
30,902(U.K.pound)will remain outstanding.

17.  Schedule 2.23 Broker
     The Company issued to Dunwoody Brokerage Services, Inc., d/b/a Swartz
Institutional Finance ("Dunwoody"), 560,492 shares of Common Stock, which represents 1.5% of the outstanding shares of the Company's Common Stock, on a fully diluted basis. Upon consummation of the Merger, the Company will issue to Dunwoody shares of Common Stock in such amounts as to result in an ownership percentage equal to 3% of the outstanding shares of Common Stock of SalesRepCentral.com, Inc., on a fully diluted basis (including the shares of Common Stock issued to Dunwoody by the Company prior to the Merger).

18.  Schedule 4.2 Conduct of Business
     Not Applicable

     SALESREPCENTRAL.COM SIGNS AGREEMENT AND PLAN OF MERGER WITH INTERACTIVE
                              MOTORSPORT, INC.

     August 17, 2001, SCOTTSDALE, AZ - SalesRepCentral.com, Inc. (OTC:BB- "SREP") announced today that the Company executed an Agreement and Plan of Merger (the "Merger Agreement") with Interactive Motorsport Inc. ("Interactive").

Pursuant to the Merger Agreement Ralph Massetti, sole officer and director of SREP, shall exchange 8,898,320 common and 14,525 preferred shares held by him for 100% of Central Solutions, Inc. ("CSI"), a wholly owned subsidiary of SREP. As part of the Merger, CSI will acquire all of the assets and assume all liabilities of SREP. Additionally, SREP will authorize a 1 for 6 reverse stock split (ie-current SREP stockholders will receive 1 share for every 6 shares they currently hold).

"The  choice  to  merge  SREP with Interactive was a difficult  one  for  the management team and was decided after a thorough study of our options and serious consideration of current economic factors." Massetti reported. It is clear that the Internet Segment has, and will remain a challenging market to maintain revenue and profitability. Adding to the struggle is the sudden and continuing deterioration of the nation's economic momentum and the consequential decrease in overall business spending."

"Given the cost and resources required to stay and maintain compliance by a public company it was clear that our only option was to merge with a company we felt could carry the task and ultimately provide adequate return to our current valued shareholders," said Massetti.

Following the reverse split, SREP will issue 7,703,934 shares of its 144 restricted common stock and assume all outstanding warrants and options of Interactive in exchange for 100% of Interactive's outstanding common stock.

The merger is intended to be a tax-free reorganization accounted for as a purchase whereby Interactive will merge with a subsidiary of SREP and become a wholly owned subsidiary of SREP. The merger is subject to regulatory review, stockholder approval and the satisfaction of other customary conditions. The merger is anticipated to close on or before September 14, 2001.

Interactive is a producer of digital interactive motorsport video content generated from contracted live feed video equipment installed in racing cars and generated from other forms of motorsport. Interactive intends to exploit the use of the digital video content in real time broadcast through TV and Internet channels in addition to selling rights for electronic games.

Dominic Chappell, an experienced racing driver and organizer of motorsports events and winner of the British Championship in 1994/95, CEO of Interactive, indicated that the merger with SREP provided Interactive with the ability to capitalize its motorsport opportunities.

SREP's board of directors considered numerous alternatives to the merger with Interactive. Upon completion of its review, the board determined that the merger with Interactive is in the best interest of and fair to its stockholders.

SREP urges investors and security holders to read its Proxy Statement and any other relevant documents relating to the merger transaction described above, when they become available. When these and other documents relating to the merger are filed with the SEC, investors and security holders may obtain a free copy at the SEC's website at www.sec.gov. Stockholders and investors are urged to read the Definitive Proxy Statement carefully before making a decision concerning the merger.

Safe Harbor Statement: The statements in this press release regarding the expected date of closing of the merger, benefits of the merger, tax and accounting treatment of the merger, Interactive's ability to market its video content, benefits of the merger on SREP, future opportunities and any other effect, result or aspect of the proposed transaction and any other statements, which are not historical facts, are forward looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the integration of acquired businesses, costs, delays, and any other difficulties related to the merger, failure of the parties to satisfy closing conditions, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect,
actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SREP plans to file with the SEC a Definitive Proxy Statement in connection with the merger and mail the Definitive Proxy Statement to its stockholders of record as of August 20, 2001. The Definitive Proxy Statement will contain important information about SREP, Interactive, the merger and related matters that should be considered by stockholders before making any decision regarding the merger and related transactions. Stockholders of SREP are urged to read the Definitive Proxy Statement when it is filed and any other relevant documents filed with the SEC. Once it is filed with the SEC, the Definitive Proxy Statement and other documents will be available free of charge on the SEC's website at www.sec.gov. In addition to the Definitive Proxy Statement, SREP files annual, quarterly and special reports and other information with the SEC that are also available free of charge at the SEC's website.

Contact:

SalesRepCentral.com, Inc
(877)-808-7737